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                                   EXHIBIT 23
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                               Stegman & Company
                          Certified Public Accountants
                                   Suite 200
                              405 East Joppa Road
                            Towson, Maryland  21286
                                 (410) 823-8000



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Sandy Spring Bancorp, Inc.

  We hereby consent to the incorporation by reference in the prospectuses included in Registration Statements No. 33-29316, 33-48453 (including Registration Statement on Form S-8 and Post Effective Amendment No. 2 to Form S-8 with respect to Registration Statements No. 33-29316 and 33-48453 ),33-35319, 33-56692, 333-11049, each on Form S-8, and Registration Statement No. 33-57182 on Form S-3, and in the Annual Report on Form 10-K of Sandy Spring Bancorp, Inc. for the year ended December 31, 1996, of our report dated January 31, 1997, relating to the consolidated financial statements of Sandy Spring Bancorp, Inc. and Subsidiaries.


                                                 /s/ Stegman & Company
                                                    Stegman & Company


Towson, Maryland
March 21, 1997